Exhibit 99.8

BRILLIANT ACQUISITION CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON

[__], 2023

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the notice and joint proxy statement/prospectus, dated [__], 2023, in connection with the Brilliant Special Meeting to be held at [__] Eastern Standard Time on [__], 2023 at [__], and hereby appoints [__] and [__], and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all ordinary shares of Brilliant Acquisition Corporation (the “Corporation”) registered in the name provided, which the undersigned is entitled to vote at the Brilliant Special Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the Brilliant Proposals set forth in the joint proxy statement/prospectus. Defined terms used but not defined in this proxy card have the meanings ascribed to them in the joint proxy statement/prospectus.

TO ATTEND THE BRILLIANT MEETING, YOU MUST HAVE THE CONTROL NUMBER THAT IS LOCATED ON THE REVERSE SIDE OF THIS FORM.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE BRILLIANT BUSINESS COMBINATION AND RELATED PROPOSALS CONSISTING OF BRILLIANT PROPOSALS 1, 2, 3, 4A-4D, 5, 6, AND 7.

IF YOUR SHARES ARE HELD IN AN ACCOUNT AT A BROKERAGE FIRM OR BANK, YOU MUST INSTRUCT YOUR BROKER OR BANK ON HOW TO VOTE YOUR SHARES. IF YOU DO NOT PROVIDE SUCH INSTRUCTIONS, YOUR SHARES WILL NOT BE VOTED ON ANY OF THE BRILLIANT PROPOSALS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” BRILLIANT PROPOSALS 1, 2, 3, 4A-4D, 5, 6, AND 7.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING: THE NOTICE AND JOINT PROXY STATEMENT/PROSPECTUS ARE AVAILABLE AT [__]

(CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE REVERSE SIDE)

Brilliant Proposal 1 – The Brilliant Business Combination Proposal

To approve the Agreement and Plan of Merger, dated as of February 22, 2022 (as amended and restated on June 23, 2023, and as may be further amended and supplemented, the “Merger Agreement”), by and between Nukkleus Inc, a Delaware Corporation (“Nukkleus”), BRIL Merger Sub, Inc. (“Merger Sub”) and the Corporation, and the transactions contemplated thereby (the “Business Combination”).

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Brilliant Proposal 2 – The Brilliant Domestication Proposal	FOR ☐	AGAINST ☐	ABSTAIN ☐

To approve a proposal to (a) re-domicile the Corporation out of the British Virgin Islands and continue as a company incorporated in the State of Delaware, prior to the Closing (the “Domestication”); (b) in connection therewith to adopt upon the Domestication taking effect the certificate of incorporation (the “Interim Charter”) in place of the Corporation’s memorandum and articles of association (the “Current Charter”), which will remove or amend those provisions of the Corporation’s Current Charter that terminate or otherwise cease to be applicable as a result of the Domestication; and (c) to file a notice of continuation out of the British Virgin Islands with the British Virgin Islands Registrar of Corporate Affairs under Section 184 of the Companies Act of 2004 and in connection therewith to file the Interim Charter with the Secretary of State of the State of Delaware, under which the Corporation will be domesticated and continue as a Delaware corporation.

Brilliant Proposal 3 – The Brilliant Charter Amendment Proposal	FOR ☐	AGAINST ☐	ABSTAIN ☐

To approve the Amended and Restated Certificate of Incorporation of the Corporation (the “Amended Charter”).

Brilliant Proposal 4A – The Brilliant Advisory Proposals

To consider and vote, on a non-binding advisory basis, upon four governance proposals relating to material differences between the Current Charter and the Amended Charter to be in effect upon the completion of the Business Combination, as follows:

Brilliant Proposal 4A – to change the name of the Corporation from “Brilliant Acquisition Corporation” to “Nukkleus, Inc.”	FOR ☐	AGAINST ☐	ABSTAIN ☐

Brilliant Proposal 4B – to change the total number of authorized shares of capital stock to (i) [40,000,000] shares of Common Stock having a par value of $0.0001 per share and 15,000,000 shares of preferred stock having a par value of $0.0001 per share.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Brilliant Proposal 4C – to eliminate various provisions applicable only to blank check companies, including business combination requirements.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Brilliant Proposal 4D – to approve all other changes necessary or desirable in connection with the approval of the Amended Charter as part of the Business Combination.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Brilliant Proposal 5 – The Brilliant Incentive Plan Proposal To approve the Nukkleus, Inc. 2023 Equity Incentive Plan to be effective after consummation of the Business Combination.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Brilliant Proposal 6 – The Brilliant Nasdaq Proposal

To approve, (i) for purposes of complying with Nasdaq Listing Rules 5635 (a) and (b), the issuance of more than 20% of the issued and outstanding shares of common stock and the resulting change in control in connection with the Business Combination.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Brilliant Proposal 7 – The Adjournment Proposal

To approve any adjournment or postponement of the Brilliant Special Meeting for the purpose of soliciting additional proxies in the event the Corporation does not receive the requisite stockholder vote to approve the Brilliant Business Combination Proposal, the Brilliant Domestication Proposal, the Brilliant Charter Amendment Proposal, the Brilliant Advisory Proposals, the Brilliant Incentive Plan Proposal, or the Brilliant Nasdaq Proposal.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated: _______________________ , 2023

Shareholder’s Signature

Shareholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE TREATED AS AN ABSTENTION. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.